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Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-39422, 33-51732 and 33-55393) of ROHN Industries, Inc. of our report dated February 20, 2002, except as to liquidity and subsequent events described in Note 20 which is as of November 29, 2002, relating to the financial statements and financial statement schedules, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP

Peoria, Illinois
December 10, 2002

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  Exhibit 23.1
Consent of Independent Auditors